Exhibit 99.1

Otelco Reports Second Quarter 2014 Results

ONEONTA, Ala.--(BUSINESS WIRE)--August 6, 2014--Otelco Inc. (NASDAQ: OTEL), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia and a provider of cloud hosting and managed services, today announced results for its second quarter ended June 30, 2014. Key highlights for Otelco include:

  Total revenues of $18.5 million for second quarter 2014.
  Operating income of $4.5 million for second quarter 2014.
  Adjusted EBITDA (as defined below) of $7.4 million for second quarter 2014.

“The second quarter of 2014 produced adjusted EBITDA of $7.4 million,” said Mike Weaver, Chief Executive Officer of Otelco. “Access line equivalent losses continued to improve as we experienced a loss of less than 1% for second quarter when compared to the first quarter of 2014. Business access line equivalents, driven by the growth of fiber transport and circuits, grew 0.3% over first quarter 2014 while residential access lines declined by 1.6% over first quarter. During second quarter, we reduced our senior debt by $6.1 million to $117.1 million, and our cash balance at June 30, 2014 was $4.8 million.

“During second quarter, we implemented the network efficiencies in New England that we announced in May,” Weaver continued. “We also reduced our cable programming costs and made additional operational reductions throughout the Company. These actions reduced costs by $0.3 million in this quarter, and we expect to see approximately $1.3 million in savings from these initiatives in 2014.

“Capital investment in our business was $1.5 million for second quarter,” noted Weaver. “These expenditures included enhancements to our New England network and switching facilities in anticipation of growth in Reliable Networks, the cloud hosting and managing services provider we acquired in January. We expect a similar rate of capital expenditures for the balance of the year.”

Second Quarter 2014 Financial Summary
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Change
	2013	2014	Amount	Percent
Revenues	$19,666	$18,488	$(1,178)	(6.0)%
Operating income	$5,121	$4,510	$(611)	(11.9)
Interest expense	$(2,225)	$(2,244)	$19	0.9
Net income available to stockholders	$109,648	$1,308	$(108,340)	*
Basic net income per share	$38.80	$0.42	$(38.38)	*

Adjusted EBITDA(a)	$8,449	$7,375	$(1,074)	(12.7)%
Capital expenditures	$783	$1,499	$716	91.4%

* Not a meaningful calculation

	Six Months Ended June 30,		Change
	2013	2014	Amount	Percent
Revenues	$40,654	$37,271	$(3,383)	(8.3)%
Operating income	$10,009	$8,483	$(1,526)	(15.2)
Interest expense	$(7,779)	$(4,566)	$(3,213)	(41.3)
Net income available to stockholders	$107,874	$2,702	$(105,172)	*
Basic net income per share	$39.43	$0.87	$(38.56)	*

Adjusted EBITDA(a)	$17,166	$14,905	$(2,261)	(13.2)%
Capital expenditures	$1,582	$2,913	$1,331	84.1%

* Not a meaningful calculation

Reconciliation of Adjusted EBITDA to Net Income
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Net income	$109,648	$1,308	$107,874	$2,702
Add: Depreciation	2,389	2,337	4,769	4,681
Interest expense - net of premium	1,991	2,009	7,204	4,091
Interest expense - amortize loan cost	233	236	575	475
Income tax expense (benefit)	4,942	881	4,871	1,792
Amortization - intangibles	908	469	2,093	911
Loan fees	14	6	32	12
Stock-based compensation (earn out)	-	57	-	169
Stock-based compensation (senior management)	-	72	-	72
Cancellation of debt	(114,210)	-	(114,210)	-
Reorganization items	2,534	-	3,958	-
Adjusted EBITDA(a)	$8,449	$7,375	$17,166	$14,905

(a) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain fees, expenses or non-cash charges reducing consolidated net income. Adjusted EBITDA is not a measure calculated in accordance with generally accepted accounting principles (GAAP). While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP. The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage. The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the Company’s credit facility and certain of the covenants contained therein. The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

Otelco Inc. - Key Operating Statistics (2)
(Unaudited)
					% Change
As of	December 31,		March 31,	June 30,	from
	2012	2013	2014	2014	March 31, 2014
Business/Enterprise
CLEC
Voice lines	23,950	21,149	20,752	20,400	(1.7)%
HPBX seats	6,172	8,453	8,698	8,920	2.6%
Data lines	2,771	2,725	2,919	2,988	2.4%
Wholesale network lines	2,289	2,817	2,846	2,850	0.1%
RLEC
Voice lines	11,542	12,349	12,879	13,090	1.6%
Data lines	1,630	1,594	1,593	1,605	0.8%
Access line equivalents(1)	48,354	49,087	49,687	49,853	0.3%

Residential
CLEC
Voice lines	348	339	324	305	(5.9)%
Data lines	391	416	407	385	(5.4)%
RLEC
Voice lines	31,479	28,323	27,670	27,068	(2.2)%
Data lines	21,112	20,566	20,620	20,498	(0.6)%
Access line equivalents(1)	53,330	49,644	49,021	48,256	(1.6)%

Otelco access line equivalents(1)	101,684	98,731	98,708	98,109	(0.6)%

Cable, IPTV & satellite	4,388	4,164	4,128	3,903	(5.5)%
Security systems	63	174	199	210	5.5%
Other internet lines	4,506	3,750	3,585	3,458	(3.5)%

(1) We define access line equivalents as voice lines and data lines (including cable modems, digital subscriber lines, and dedicated data access trunks).
(2) Excludes Time Warner Cable which comprised 98% of the wholesale network connections on December 31, 2012 and none of the wholesale connections in 2013.

FINANCIAL DISCUSSION FOR SECOND QUARTER 2014:

Revenues

Total revenues decreased 6.0% in the three months ended June 30, 2014 to $18.5 million from $19.7 million in the three months ended June 30, 2013. The non-renewal of the Time Warner Cable (“TWC”) contract accounted for $0.4 million or approximately 32% of the decline. The decrease in residential RLEC access line equivalents and revenue decreases due to the FCC’s InterCarrier Compensation reform order (the “FCC’s order) account for the majority of the remaining decline which was partially offset by cloud hosting and managed services revenue of $0.2 million relating to Reliable Networks, which we acquired on January 2, 2014. The table below provides the components of our revenues for the three months ended June 30, 2014 compared to the same period of 2013.

	Three Months Ended June 30,		Change
	2013	2014	Amount	Percent
	(dollars in thousands)
Local services	$8,045	$6,682	$(1,363)	(16.9)%
Network access	5,764	5,950	186	3.2
Internet	3,665	3,602	(63)	(1.7)
Transport services	1,446	1,315	(131)	(9.1)
Cable, IP and satellite television	746	716	(30)	(4.0)
Managed services	-	224	224	NM
Total	$19,666	$18,489	$(1,177)	(6.0)

Local services revenue decreased 16.9% in the quarter ended June 30, 2014 to $6.7 million from $8.0 million in the quarter ended June 30, 2013. TWC accounted for a decrease of $0.4 million. The decline in RLEC residential voice access lines, the impact of the FCC’s ICC order which reduces or eliminates intrastate and local cellular revenue, and CLEC market pricing accounted for a decrease of $0.4 million. A portion of the RLEC decrease is recovered through the Connect America Fund which is categorized as interstate access revenue. Carrier settlement agreements in 2013 provided one-time revenue of $0.5 million with no comparable revenue in 2014. Hosted PBX revenue increased by $0.1 million. Network access revenue increased 3.2% in the second quarter 2014 to $6.0 million from $5.8 million in the quarter ended June 30, 2013. The Connect America Fund, user-based fees and cost study adjustments increased by $0.8 million. These increases were partially offset by lower state and special access charges of $0.6 million. Internet revenue for the second quarter 2014 decreased 1.7% to $3.6 million from $3.7 million in the three months ended June 30, 2013. A decrease in residential dial-up internet and data lines was partially offset by an increase in fiber rental. Transport services revenue decreased 9.1% in the quarter ended June 30, 2014 to $1.3 million from $1.4 million in the quarter ended June 30, 2013 from customer churn and pricing actions. Cable, IP and satellite television revenue in the three months ended June 30, 2014 decreased 4.0% to $0.7 million in the three months ended June 30, 2014 and 2013 due to subscriber attrition. Cloud hosting and managed services revenue, associated with the acquisition of Reliable Networks, increased revenue $0.2 million for second quarter 2014 with no comparable revenue for the year earlier period.

Operating Expenses

Operating expenses in the three months ended June 30, 2014 decreased 3.9% to $14.0 million from $14.5 million in the three months ended June 30, 2013. Cost of services decreased 5.4% to $8.6 million in the quarter ended June 30, 2014 from $9.1 million in the quarter ended June 30, 2013. Expenses related to professional services, cloud computing and Hosted PBX increased $0.1 million. Access and circuit costs decreased by $0.3 million, cable and toll costs decreased by $0.1 million, sales and customer services costs decreased by $0.1 million and operational costs decreased by $0.1 million. Selling, general and administrative expenses increased 19.0% to $2.6 million in the three months ended June 30, 2014, from $2.2 million in the three months ended June 30, 2013. Cloud hosting expense associated with our acquisition of Reliable Networks, including an accrual for non-cash stock compensation, increased costs $0.2 million. One-time carrier settlements and property tax reductions of $0.4 million were reflected in 2013 costs with no comparable reductions in 2014. These increases were partially offset by lower insurance and legal expenses of $0.2 million. Depreciation and amortization for second quarter 2014 decreased 14.8% to $2.8 million from $3.3 million in second quarter 2013. Amortization associated with the TWC contract intangible asset decreased by just under $0.4 million as the contract value was fully amortized in June 2013. The amortization of other intangible assets in New England and CLEC depreciation decreased $0.1 million.

Interest Expense

Interest expense was unchanged at $2.2 million in the three months ended June 30, 2014 and June 30, 2013. The higher interest rate on the debt in the revised credit agreement beginning May 24, 2013 was offset by lower outstanding loan principal.

Reorganization Items

Separate classification of reorganization items began in first quarter 2013 when we filed for Chapter 11 bankruptcy. There were no reorganization expenses during the second quarter of 2014.

Adjusted EBITDA

Adjusted EBITDA for the three months ended June 30, 2014 was $7.4 million compared to $8.5 million for the same period in 2013 and $7.5 million in the first quarter of 2014. Restructuring, non-cash and certain one-time expenses are added back in the calculation of Adjusted EBITDA. See financial tables for a reconciliation of Adjusted EBITDA to net income.

Balance Sheet

As of June 30, 2014, the Company had cash and cash equivalents of $4.8 million compared to $9.9 million at the end of 2013. During second quarter 2014, the Company reduced its credit facility balance by $6.1 million through voluntary, Excess Cash and required quarterly payments. The Company’s senior credit facility extends through April 2016 and includes a $5.0 million undrawn revolver.

Capital Expenditures

Capital expenditures were $1.5 million for the second quarter 2014 compared to $0.8 million in the same period in 2013.

Second Quarter Earnings Conference Call

Otelco has scheduled a conference call, which will be broadcast live over the internet, on Thursday, August 7, 2014, at 11:30 a.m. ET. To participate in the call, participants should dial (719) 325-2361 and ask for the Otelco call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the internet by visiting the Company’s website at www.OtelcoInc.com. To listen to the live call online, please visit the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, a replay of the webcast will be available on the Company's website at www.OtelcoInc.com for 30 days. A two-week telephonic replay may also be accessed by calling (719) 457-0820 and using the Confirmation Code 6782085.

ABOUT OTELCO

Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia. The Company’s services include local and long distance telephone, digital high-speed data lines, transport services, network access, cable television and other related services. With approximately 98,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines. Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers. It also provides competitive retail and wholesale communications services and technology consulting, managed services and private/hybrid cloud hosting services through several subsidiaries. For more information, visit the Company’s website at www.OtelcoInc.com.

FORWARD LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

OTELCO INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except share par value and share amounts)

	December 31,	June 30,
	2013	2014
Assets
Current assets
Cash and cash equivalents	$9,916	$4,807
Accounts receivable:
Due from subscribers, net of allowance for doubtful accounts of $274 and $271, respectively	3,730	3,772
Unbilled receivables	1,906	1,800
Other	2,050	2,125
Materials and supplies	1,654	1,642
Prepaid expenses	1,863	1,577
Deferred income taxes	905	905
Total current assets	22,024	16,628

Property and equipment, net	54,462	52,575
Goodwill	44,957	44,976
Intangible assets, net	4,074	3,718
Investments	1,895	1,882
Deferred financing costs, net	2,097	1,622
Deferred income taxes	1,606	1,606
Other assets	563	537
Total assets	$131,678	$123,544

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$1,552	$1,154
Accrued expenses	5,141	6,336
Advance billings and payments	1,422	1,416
Deferred income taxes	469	469
Customer deposits	84	75
Current maturity of long-term notes payable	7,441	6,665
Total current liabilities	16,109	16,115

Deferred income taxes	23,181	23,181
Advance billings and payments	736	708
Other liabilities	139	123
Long-term notes payable, less current maturities	121,192	110,394
Total liabilities	161,357	150,521

Stockholders' deficit
Class A Common Stock, $.01 par value-authorized 10,000,000 shares; issued and outstanding 2,870,948 shares	29	29
Class B Common Stock, $.01 par value-authorized 250,000 shares; issued and outstanding 232,780 shares	2	2
Additional paid in capital	2,876	2,876
Retained deficit	(32,586)	(29,884)
Total stockholders' deficit	(29,679)	(26,977)
Total liabilities and stockholders' deficit	$131,678	$123,544

OTELCO INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014

Revenues	$19,666	$18,488	$40,654	$37,271

Operating expenses
Cost of services	9,087	8,599	18,741	17,996
Selling, general and administrative expenses	2,162	2,572	5,042	5,200
Depreciation and amortization	3,296	2,807	6,862	5,592
Total operating expenses	14,545	13,978	30,645	28,788

Income from operations	5,121	4,510	10,009	8,483

Other income (expense)
Interest expense	(2,225)	(2,244)	(7,779)	(4,566)
Other income (expense)	18	(77)	262	577
Total other expenses	(2,207)	(2,321)	(7,517)	(3,989)

Income before reorganization items and income tax	2,914	2,189	2,492	4,494

Reorganization items	111,676	-	110,253	-

Income before income tax	114,590	2,189	112,745	4,494
Income tax expense	(4,942)	(881)	(4,871)	(1,792)

Net income	$109,648	$1,308	$107,874	$2,702

Weighted average number of common shares outstanding:	2,826,040	3,103,728	2,735,663	3,103,728

Net income per common share	$38.80	$0.42	$39.43	$0.87

OTELCO INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Six Months Ended
	June 30,
	2013	2014
Cash flows from operating activities:
Net income	$107,874	$2,702
Adjustments to reconcile net income to cash flows provided by operating activities:
Depreciation	4,769	4,681
Amortization	2,093	911
Amortization of loan costs	575	475
Amortization of notes payable premium	(31)	-
Provision for deferred income taxes	4,790	-
Provision for uncollectible accounts receivable	122	227
Changes in operating assets and liabilities
Accounts receivable	2,381	(238)
Material and supplies	31	12
Prepaid expenses and other assets	(168)	312
Accounts payable and accrued expenses	2,760	797
Advance billings and payments	(114)	(34)
Other liabilities	(339)	(26)
Reorganization adjustments:
Non-cash reorganization income	(114,210)	-
Net cash provided by operating activities	10,533	9,819

Cash flows used in investing activities:
Acquisition and construction of property and equipment	(1,582)	(2,913)
Proceeds from sale of property and equipment	-	58
Cash paid for the purchase of Reliable Networks net of cash acquired	-	(500)

Net cash used in investing activities	(1,582)	(3,355)

Cash flows used in financing activities:
Principal repayment of long-term notes payable	(28,700)	(11,573)
Loan origination costs	(1,647)	-

Net cash used in financing activities	(30,347)	(11,573)

Net decrease in cash and cash equivalents	(21,396)	(5,109)
Cash and cash equivalents, beginning of period	32,516	9,916

Cash and cash equivalents, end of period	$11,120	$4,807

Supplemental disclosures of cash flow information:
Interest paid	$3,386	$4,093

Income taxes paid	$144	$616

Loan fees paid via issuance of Class B common stock	$2,772	$-

Cancellation of Class A common stock	$132	$-

Issuance of Class A common stock	$29	$-

CONTACT:
Otelco Inc.
Curtis Garner, 205-625-3580
Chief Financial Officer
Curtis@otelcotel.com